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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

      e.NVIZION WEB SOLUTIONS LTD, a Delaware corporation, incorporated in
                                  October 1999
        (wholly owned subsidiary of e.NVIZION COMMUNICATIONS GROUP LTD)